Calculation of Filing Fee Tables
S-3
ACADIA REALTY TRUST
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Shares of Beneficial Interest, par value $0.001 per share	415(a)(6)			$ 199,062,233.91			S-3	333-299780	11/07/2023	$ 30,476.43
			Total Offering Amounts:				$ 199,062,233.91		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Acadia Realty Trust (the "Registrant") previously registered common shares of beneficial interest, $0.001 par value per share (the "Common Shares"), having an aggregate offering price of up to $500,000,000 pursuant to a prospectus supplement dated February 14, 2025 (the "Prior Prospectus Supplement") and the Registrant's registration statement on Form S-3 (File No. 333-275356) filed with the Securities and Exchange Commission (the "Commission") on November 7, 2023 (the "Prior Registration Statement"). As of the date of this prospectus supplement, Common Shares having an aggregate offering price of up to $199,062,233.91 remain unsold under the Prior Prospectus Supplement (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Carry Forward Securities have been included in the Registrant's registration statement on Form S-3 (File No. 333-299780), filed with the Commission on November 3, 2026. Registration fees of $30,476.43 previously paid in connection with the Carry Forward Securities will continue to be applied to those securities. The offering of the Carry Forward Securities under the Prior Registration Statement was deemed terminated upon the effectiveness of the new registration statement. Accordingly, no additional registration fee is due in connection with this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $199,062,233.91. The prospectus is a final prospectus for the related offering.
The maximum aggregate offering price of the securities to which the prospectus relates is $199,062,233.91. The prospectus is a final prospectus for the related offering.